EXHIBIT 10.2
                                AGREEMENT OF SALE

      THIS AGREEMENT (the "Agreement"), made as of this 1st day of July, 2004, by and between LEHIGH ACQUISITION CORPORATION, a New Jersey corporation having an address at 1416 Morris Avenue, Suite 207, Union, New Jersey 07083, (the "Seller") and 24 WEST 96TH STREET REALTY CORP., a New Jersey corporation having an address at 10 Devonshire Road, Livingston, New Jersey 07039 (the "Buyer").

                                  WITNESSETH:

      WHEREAS, Seller is the 100% owner of certain real property and the improvements thereon located on Lot 1 in Block 511 of the Tax Map of the Township of Cranford, New Jersey, commonly known as 555 South Avenue, Cranford, New Jersey 07016 (hereinafter referred to as the "Property"); and

      WHEREAS, Buyer is desirous of acquiring a twenty percent (20%) interest in the Property as a tenant-in-common pursuant to the terms and conditions herein.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, a twenty percent (20%) fee simple interest in the Property as a tenant-in-common, such interest in land being more particularly described on Exhibit A, together with all right, title and interest, if any of Seller in and to any lands lying in any stream, street, road or highway in front of or adjoining the Property and all right, title and interest of Seller in and to any awards made or to be made in lieu thereof.

      2. Purchase Price. Buyer agrees to pay to Seller and Seller agrees to accept from Buyer as and for the purchase price for a twenty percent (20%) fee simple interest in the Property the sum of ONE MILLION SEVEN HUNDRED EIGHTY THREE THOUSAND FIVE HUNDRED AND FORTY NINE and 25/100 DOLLARS ($1,783,549.25) (the "Purchase Price") which sum shall be paid on closing of title (hereinafter referred to as the "Closing"), by a certified check or wire transfer payable to the order of the Seller.


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      3.    Title to the Property.  Subject to Buyer's  rights under  Sections 4 and 6 under this Agreement, a twenty percent (20%) fee simple interest in the Property is being sold and Buyer agrees to purchase a twenty percent (20%) fee simple interest in the Property as a tenant-in-common subject to the following Permitted Exceptions (the "Permitted Exceptions"):

            (a)   Zoning   ordinances   and   other   applicable    governmental
      regulations and requirements;

            (b) Rights of the public and adjourning owners in highways, streets, roads and lanes bounding the Property;

            (c) Rights and easements relating to the construction, operation and maintenance of utility lines, wires, cables, pipes, poles, distribution boxes and other such equipment in, on, over, or under the Property, and other easements and rights;

            (d) Covenants, restrictions or agreements of record, affecting the Property, provided that no such covenant, restriction or agreement or record has been violated and that future violation will not result in a forfeiture or require any monetary payments by Buyer;

            (e)   Outstanding rights in adjoining roads;

            (f) The state of facts as might be disclosed by a survey, inspection and/or title search of the Property, provided same do not render title unmarketable;


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            (g)   Liens for unpaid taxes,  assessments,  water charges and sewer rents, subject to adjustment as set forth in this Agreement;

            (h) Standard conditions and exceptions to title contained in the current form of ALTA Owner's Standard Form B Title Insurance Policy.

      4. Seller's Representations. Seller represents and warrants to the Buyer only with respect to the Property owned by Seller as follows:

            (a) The person executing and delivering this Agreement on behalf of the Seller is authorized to do so and no consent of any other person, firm or entity is required for the Seller to enter into this Agreement. Seller has the authority to enter into this Agreement and to consummate the transactions contemplated hereunder.

            (b) The execution and performance of this Agreement (i) shall not be a breach or violation of any agreement to which Seller is a party and/or Seller has obtained the necessary approval for the execution and performance of same, and (ii) does not conflict with any order, judgment, injunction, award or decree of any governmental body, administrative agency or court affecting Seller or by which Seller or any of Seller's assets or properties is or are bound.

            (c) Seller will not further sell, convey, assign or contract to sell, convey, assign, or pledge, all or any part of the Property, nor restrict the use of all or any part of the Property, nor take or cause to be taken any action in conflict with this Agreement at any time between the date of this Agreement and Closing.

            (d) Seller is the sole owner of the Property and has the full right, power and authority to sell, convey and transfer to Buyer a twenty percent (20%) interest in the Property as a tenant-in-common.

      5.    Buyer's Representations. Buyer represents and agrees as follows:


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            (a)   The person  executing and delivering  this Agreement on behalf of the Buyer is authorized to do so and no consent of any other person, firm or entity is required for the Buyer to enter into this Agreement. Buyer has the authority to enter into this Agreement and to consummate the transactions contemplated hereunder.

            (b) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not result in the breach of any agreement to which the Buyer or any affiliate of the Buyer is a party.

            (c) Buyer is a sophisticated business person experienced in real estate development and has entered into this Agreement with the knowledge that Seller intends to pursue the development of the Property; however, Seller has not made any representations as to whether the development approvals will be obtained or whether the ultimate development of the Property will increase the value of Buyer's investment.

      6.    Conditions Precedent to Closing.

            (a) The following shall be further conditions precedent to Buyer's obligation to close:

                  (i) Seller delivering fee simple title as a tenant-in-common to the twenty percent (20%) interest in the Property in accordance with the provisions hereof.

                  (ii) The truth and accuracy of Seller's warranties and representations herein being true and correct as of the date of Closing.

                  (iii) On the date of Closing,  no proceedings shall be pending or threatened that could or would affect Seller's interest in the Property.

      In the event that any of the conditions precedent referred to in this paragraph 6(a), or any of the representations set forth in Article 4 of this Agreement are not materially true as of the date of Closing, then the Buyer herein may terminate this Agreement upon written notice to Seller.


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      7.    Closing of Title.  The  Closing  shall take place at the  offices of
DeCotiis Fitzpatrick, Cole & Wisler, LLP, 500 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 on such date and at such time as shall be agreed upon in writing by Seller and Buyer. It is estimated that the time for Closing shall be on or about August 6, 2004 or at such other time as shall be agreed upon in writing between Buyer and Seller (the "Closing").

      8.    Closing Deliveries.

            (a)   At Closing, Seller shall deliver to Buyer the following:

                  (i) A Bargain and Sale Deed with covenant against grantor's acts to the twenty percent (20%) interest in the Property, in proper statutory form for recording subject only to Permitted Exceptions. Seller shall utilize in the deed the metes and bounds description set forth in Exhibit A.

                  (ii) An Affidavit of Title in the usual form, shall be made to the best knowledge, information and belief of the deponent thereof, however, without the obligation to investigate.

            (b)   At Closing, Buyer shall deliver to Seller the following:

                  (i) The Purchase Price as provided in Article 2 of this Agreement.

                  (ii) The adjustments contemplated by Article 9 hereof shall be made.

      Each party shall deliver to the other party such other and further documents and instruments as may reasonably be requested by the other party.

      9. Adjustments at Closing. The following adjustments are to be made at the Closing as of the date of Closing:


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            (a)   Real estate taxes,  water charges,  sewer rents and fuel shall be adjusted, apportioned and allowed as of Closing with the day of Closing being a day of income and expense to the Buyers.

            (b) Assessments for improvements, if any, shall be paid and allowed by Seller on account of the purchase price if the improvement has been completed on or before the date hereof.

            (c) Such other adjustments shall be made as are customary for properties of the nature of the Property in Union County, New Jersey.

      10.   Options on the Property.

            (a) Seller. At any time after the date of Closing and upon 15 business days advance written notice to Buyer, Seller shall have the right to repurchase all or any portion of the twenty percent (20%) interest in the Property being sold to Buyer hereunder. The purchase price shall be equal to one hundred twenty percent (120%) of the value on the date of Closing of the Buyer's entire or part interest in the Property being repurchased. For example, if the Seller desires to repurchase twenty five percent (25%) of the Buyer's interest in the Property, the purchase price would be calculated by first multiplying $1,783,549.25 by .25 or 25% which equals $445,885.56, and second, by multiplying $445,885.56 by 1.2 or 120% which equals $535,062.67. The purchase price to be paid by Seller for twenty five percent (25%) of Buyer's interest in the Property would be equal to $535,062.67. The Buyer's interest in the Property would be correspondingly reduced by five percent (5%) to fifteen percent (15%) and the Seller's interest in the Property would be correspondingly increased by five percent (5%) to eighty five percent (85%).


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            (b)   Buyer.  Subject to the prior approval of the Seller and at any time after the date of Closing, Buyer shall have the right, upon 15 business days advance written notice to Seller, to sell all or any portion of its twenty percent (20%) interest in the Property to Seller. Buyer and Seller shall determine the purchase price of the Buyer's entire or part interest in the Property being sold pursuant to this option in good faith at the time Buyer exercises this option. In the sole and exclusive discretion of the Seller, Seller may pay the purchase price to Buyer in cash, property or securities of Seller (or its direct or indirect parent corporation). If Buyer sells twenty five percent (25%) of its interest in the Property, Buyer's interest in the Property would be correspondingly reduced by five percent (5%) to fifteen percent (15%) and the Seller's interest in the Property would be correspondingly increased by five percent (5%) to eighty five percent (85%).

            (c) Termination. Buyer's option to sell all or any portion of its interest in the Property pursuant to Section 10(b) shall terminate and expire on the third anniversary of this Agreement. On that date, Buyer's option shall be automatically exercised and all of Buyer's twenty percent (20%) interest in the Property shall be purchased by Seller in accordance with Section 10(b) hereof. After such sale is completed, Seller shall own a one hundred percent (100%) interest in the Property.

            (d) Seller's Right of First Offer. If at any time after the date of Closing but before the third anniversary date of this Agreement, Buyer desires to sell or otherwise transfer all (but not less than all) of its 20% interest in the Property to a third party, Buyer shall provide the Seller with 15 business days advance written notice of such desire. Seller shall have the first option to purchase all of Buyer's twenty percent (20%) interest in the Property for a price equal to the Purchase Price set forth in Section 2. Seller's option shall remain irrevocable for a thirty
      (30) day period commencing on the date of Seller's receipt of the written notice. At any time during such 30-day option period, Seller may elect to exercise this option by giving written notice of its election to Buyer. If Seller elects to exercise this option, the purchase price shall be paid at closing by bank check or wire transfer payable to Buyer. If Seller fails to exercise this option, Buyer shall be permitted to offer and sell all (but not less than all) of its interest in the Property to any third party not related to Buyer for a period of ninety (90) days. If Buyer does not sell its interest in the Property before the expiration of this ninety
      (90) day period, Buyer's right to sell its interest in the Property pursuant to this subsection (d) shall cease and terminate.


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            (e)   Enforcement.  The parties  recognize and acknowledge  that any sale or transfer, or failure to sell or transfer, in violation of the provisions of this Agreement may result in irreparable damage in the event that this Agreement is not specifically enforced. Accordingly, if any dispute arises concerning the rights or obligations of any party as provided in this Section 10, the parties agree that any party shall be entitled to bring an action seeking a decree of specific performance to compel or enjoin, as the case may be, specific actions.

      11. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this transaction.

      12. Notices. All notices, requests, consents, approvals or other communications under this Agreement shall be in writing and sent by overnight courier, transmitted by facsimile, or mailed by certified mail, return receipt requested, postage prepaid, addressed to:

            (a)   If to Seller, at:

                  1416 Morris Avenue
                  Suite 207
                  Union, New Jersey 07083

                  with a copy to:

                  Paul S. Werther, Esq.
                  DeCotiis, FitzPatrick, Cole & Wisler, LLP
                  Glenpointe Centre West
                  500 Frank W. Burr Blvd.
                  Teaneck, New Jersey 07666


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            (b)   If to Buyer, at:

                  10 Devonshire Road
                  Livingston, New Jersey 07039

                  with a copy to:

                  Michael Present, Esq.
                  Vaslas Lepowsky Hauss & Danke LLP
                  220 Fifth Avenue, 10th Floor
                  New York, New York 10001

      All notices shall be effective if sent in the manner set forth above on the date of receipt or rejection as evidenced by certified mail receipt card or bill of lading as the case may be.

      13. Merger. Except for the options referred to in Section 10, the acceptance of a deed by Buyer shall be deemed to be a full performance by Seller of, and shall discharge Seller from, all obligations hereunder; and Seller shall have no liability hereunder thereafter to Buyer.

      14. Further Assurances. Each of the parties hereby agrees to execute, acknowledge, and deliver such other deeds, affidavits, certificates, documents or instruments as the other may reasonably require from time to time to carry out the purposes of this Agreement.

      15.   Miscellaneous Provisions. The parties further agree as follows:

            (a) Neither party may assign this Agreement without the prior written consent of the other party.

            (b)   This Agreement  shall be binding upon and inure to the benefit
      of  the  parties  hereto  and  their  respective  legal   representatives,
      successors (by operation of law or otherwise) and assigns.

            (c) This Agreement contains the entire agreement between the parties, and may not be modified or changed except by an agreement in writing executed by the parties hereto.


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            (d)   The captions herein are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or affect any of the terms or provisions hereof.

            (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

            (f) This Agreement shall be governed by the laws of the State of New Jersey.

            (g) Submission of this Agreement for consideration is not an offer and this Agreement shall be binding upon the parties hereto only upon the execution and delivery hereof and the payment of the deposit as provided for herein.

            (h) Buyer hereunder desires to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended ("IRC"), and the Regulations promulgated thereunder, for fee title (as a tenant-in-common) in the Property. Buyer expressly reserves the right to assign its rights, but not its obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.103(k)-1(g)(4) on or before the date of Closing.

                            [SIGNATURE PAGE FOLLOWS]



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      IN WITNESS  WHEREOF,  the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:                                       SELLER:

                                               LEHIGH ACQUISITION CORPORATION


_________________________________              By: /s/George Kanakis
                                                 -------------------------------
                                                 Name:  George Kanakis
                                                 Title: President

                                               BUYER:

                                               24 WEST 96TH STREET REALTY CORP.


_________________________________              By: /s/Michael Kesselbrenner
                                                 -------------------------------
                                                 Name:  Michael Kesselbrenner
                                                 Title: President



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                                    Exhibit A

                                Legal Description

All that certain lot, tract or parcel of land and premises, situate, lying and being in the Township of Cranford, Union County, State of New Jersey, designated as Block 511, Lot 1 on a Map entitled "Proposed Minor Subdivision of South Avenue Property, Lot 1, Block 600, Lot 1 Block 511 and Lot 1, Block 537, township of Cranford, Union County, New Jersey" which Map is dated April 24, 1985, revised to June 24, 1985, made by B and T Associates and filed in the Office of the Union County Register on November 22, 1985 as Map No. 762-D1 and D2, and also being more particularly described as follows:

      BEGINNING at a point in the northerly sideline of South Avenue, said point being distant 2,203.72 feet westerly along the said sideline from its point of intersection with the Boundary line between the Township of Cranford and the Borough of Roselle; thence (1) South 80 degrees 07 minutes 15 seconds West 1265.65 feet to a point; thence (2) North 9 degrees 52 minutes 45 seconds West
100.00 feet to a point;  thence (3) South 80 degrees 07 minutes 15 seconds  West
250.00  feet to a point;  thence (4) North 9 degrees 52 minutes 45 seconds  West
100.00 feet to a point in the lands of, now or formerly, the N.J. Transit Corporation; thence (5) North 80 degrees 07 minutes 15 seconds East, along the lands of the N.J. Transit Corporation, 767.78 feet to a point in the southerly line of a 50 foot railroad right of way; thence (6) North 89 degrees 05 minutes 01 seconds East, along the southerly line of the 50 foot wide right of way,
223.10 feet to a point of curvature; thence (7) Southeasterly, continuing along the southerly line of the 50 foot wide right-of way, and along curve to the right, having a radius of 1,885.08, an arc distance of 554.77 feet to a point in the northerly sideline of South Avenue and the Point and Place of BEGINNING.

      BEING the same premises conveyed to the Grantor by Deed of Edward K. Cumming & Co., Inc., a New Jersey corporation, dated January 1, 1996 and recorded in the Union County Register's Office on May 15, 1996 in Book 4380 of Deed for said County at page 108 &c.

      BEING premises commonly known and designated as 555 South Avenue, Cranford, Union County, New Jersey.


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